Form 10-K, Exhibit 13
period 1997-12-31
MONEY STORE CMI TRUST 1997-2
filed 1998-03-31
CIK 1053436

ANNUAL SERVICER'S STATEMENT

         IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF NOVEMBER 30, 1997, THE MONEY STORE COMMERCIAL MORTGAGE, INC. REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1997-2 FOR THE YEAR ENDED DECEMBER 31, 1997.


6.       AGGREGATE AMOUNT OF INTEREST RECEIVED                                               404,023.71

9.       (A)   CLASS A INTEREST DISTRIBUTION AMOUNT:             2,86,650.00
              (i)     ACCRUED INTEREST
              (ii)    SHORTFALL, IF ANY, ON A PRECEDING
                      REMITTANCE DATE, PLUS INTEREST                    0.00
              (iii)   CLASS A INTEREST DISTRIBUTION
                      AMOUNT ADJUSTMENT                                17.32

         ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT                                       286,667.32


         (B)  CLASS B INTEREST DISTRIBUTION AMOUNT:
              (i)     ACCRUED INTEREST                             30,375.00
              (ii)    SHORTFALL IF ANY ON A PRECEDING                   0.00
                      REMITTANCE DATE PLUS INTEREST                     0.00
              (iii)   CLASS B INTEREST DISTRIBUTION AMOUNT
                      ADJUSTMENT                                        1.84
         ADJUSTED CLASS M INTEREST DISTRIBUTION AMOUNT                                        30,376.84

         (C)      CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
              (i)     ALL PAYMENTS AND OTHER RECOVERIES OF
                      PRINCIPAL                                                               52,239.21
              (ii)    PRINCIPAL PORTION PURCHASED FOR BREACH
                      OF WARRANTY AND RECEIVED BY THE TRUSTEE           0.00
              (iii)   SUBSTITUTION ADJUSTMENTS                          0.00
              (iv)    PRINCIPAL BALANCE OF A LIQUIDATED                 0.00
                      BUSINESS LOAN                                     0.00
              (v)     AMOUNT RELEASED FROM THE PRE-FUNDING
                      ACCOUNT                                           0.00
              (vi)    RECALCULATED PRINCIPAL ADJUSTMENT                 0.00
              (vii)   RECALCULATED PRINCIPAL ADJUSTMENT          (132,531.99)
         TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT                                          52,239.21

         (D)      CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
              (i)     ALL PAYMENTS AND OTHER RECOVERIES OF
                      PRINCIPAL                                     5,166.52
              (ii)    PRINCIPAL PORTION PURCHASED FOR BREACH
                      OF WARRANTY AND RECEIVED BY THE
                      TRUSTEE                                           0.00
              (iii)   SUBSTITUTION ADJUSTMENTS                          0.00
              (iv)    PRINCIPAL BALANCE OF A LIQUIDATED
                      BUSINESS LOAN                                     0.00
              (v)     AMOUNT RELEASED FROM THE PRE-FUNDING
                      ACCOUNT                                           0.00
              (vi)    RECALCULATED PRINCIPAL ADJUSTMENT                 0.00
         TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT                5,166.52

         (A)      WEIGHTED AVERAGE MATURITY                          329.168

         (B)      WEIGHTED AVERAGE SBA LOAN INTEREST                 10.474%
         RATE




BY: /S/ HARRY PUGLISI
    HARRY PUGLISI
    TREASURER